Exhibit 99.1

SINA Corporation Completes Acquisition of Crillion Corp.

Shanghai, China. March 25, 2004—SINA Corporation (Nasdaq:SINA), a leading online media company and value-added information service provider for China and for global Chinese communities, announced today the completion of its acquisition of Crillion Corp., a leading SMS valued-added service provider to temporary job seekers in China. An upfront consideration of US$8,691,056 in cash and 195,593 newly issued SINA ordinary shares has been paid with the remaining consideration to be paid on an earn-out basis over the next two years. The remaining earn-out payments will be paid out roughly on a 1.5 to 2 times 2004 and 2005 earnings basis respectively, provided that Crillion’s pretax net income for 2004 and 2005 is over US$6.7 million and US$13.3 million, respectively. The total consideration has a cap of US$125 million, of which, 60% will be paid in cash and the remaining in SINA shares.

Based in Shenzhen, Crillion works with job centers around China to provide job referrals via wireless short messaging service (“SMS”) to a large number of job seekers in China. Building upon this customer base, Crillion has created various popular SMS based mobile communities with members paying between US$0.70 and US$1.00 on a monthly basis. The acquisition adds two million paying subscribers to SINA’s large existing user base and further solidifies SINA’s leading position in China’s mobile value-added service market.

About SINA

SINA Corporation (NASDAQ: SINA) is a leading online media company and value-added information service (VAS) provider for China and for global Chinese communities. With a branded network of localized web sites targeting Greater China and overseas Chinese, SINA provides services through five major business lines including SINA.com (online news and content), SINA Mobile (mobile value-added services), SINA Online (community-based services and games), SINA.net (search and enterprise services) and SINA E-Commerce (online shopping and travel). Together these provide an array of services including region-focused online portals, mobile value-added services, search and directory, interest-based and community-building channels, free and premium email, online games, virtual ISP, classified listings, fee-based services, e-commerce and enterprise e-solutions.

Safe Harbor Statement

This announcement contains forward-looking statements. We may also make written or oral forward-looking statements in our periodic reports to the Securities and Exchange commission on forms 10-K, 10-Q, 8-K, etc., in our annual report to shareholders, in our proxy statements, in our offering circulars and prospectuses, in press releases and other written materials and in oral statements made by our officers, directors or employees to third parties. Statements that are not historical facts, including statements about our beliefs and expectations, are forward-looking statements. These statements are based on current plans, estimates and projections, and therefore you should not place undue reliance on them. Forward-looking statements involve inherent risks and uncertainties. We caution you that a number of important factors could cause actual results to differ materially from those contained in any forward-looking statement. Potential risks and uncertainties include, but are not limited to, SINA’s historical losses, its limited operating history, the uncertain regulatory landscape in the People’s Republic of China, fluctuations in quarterly operating results, the Company’s reliance on its mobile content value added services and online advertising sales for a majority of its revenues, the Company’s reliance on mobile operators in China to provide wireless short messaging service, any failure to successfully develop and introduce new products and any failure to successfully integrate acquired businesses. Further information regarding these and other risks is included in SINA’s prospectus, 10K, 10Q and in its other filings with the Securities and Exchange Commission.

Contact:
SINA Corporation
Chen Fu, (86-21) 62895678 ext. 6089
fuchen@staff.sina.com
or
The Ruth Group
Denise Roche, 646/536-7008
droche@theruthgroup.com